Exhibit (8)(d)(2):  Amendment No. 3 to the Participation Agreement by and among
                    Companion Life Insurance Company, MFS Variable Insurance Trust and Massachusetts Financial Services Company.

                                 AMENDMENT NO. 3

     This is an Amendment to the Participation Agreement dated October 13, 1995, among MFS Variable Insurance Trust (the "Trust"), Massachusetts Financial Services Company (the "Adviser") and Companion Life Insurance Company (the "Company"). This Amendment is effective as of September 28, 2000.

     The Trust, Adviser and the Company hereby agree to replace Schedule A of the Participation Agreement its entirety with the attached amended Schedule A

                                        COMPANION LIFE INSURANCE COMPANY
                                        By its authorized officer,


                                        BY:    /s/ Richard A. Witt
                                           -------------------------------------
                                        Title: Assistant Treasurer
                                        Date:  6/23/03

                                        MFS VARIABLE INSURANCE TRUST, on behalf
                                         the Portfolios
                                        By its authorized officer and not
                                         individually,


                                        BY:    /s/ James R. Bordewick, Jr.
                                           -------------------------------------
                                        Title: Assistant Secretary
                                        Date:

                                        MASSACHUSETTS FINANCIAL SERVICES COMPANY
                                        By its authorized officer,


                                        BY:    /s/ Stephen E. Cavan
                                           -------------------------------------
                                        Title: Senior Vice President
                                        Date:

                                                        As of September 28, 2000

                                   SCHEDULE A

                        ACCOUNTS, POLICIES AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT
                     --------------------------------------

--------------------------------------------------------------------------------------------
Name of Separate Account      Policies       Share Class
 and Date Established         Funded by      (Initial or               Portfolios
 by Board of Directors    Separate Account  Service Class)       Applicable to Policies
--------------------------------------------------------------------------------------------
Companion Life Separate   Variable Annuity     Initial      MFS Capital Opportunities Series
  Account C (2-18-94)        729Y- 1/96                         MFS Emerging Growth Series
 (Variable Annuities)                                            MFS High Income series
                                                                   MFS Research Series
                                                               MFS Strategic Income Series
--------------------------------------------------------------------------------------------
Companion Life Separate    Variable Life       Initial      MFS Capital Opportunities Series
 Account B, (8-27-94)        760Y-0600                          MFS Emerging Growth Series
   (Variable Life)                                               MFS High Income series
                                                                   MFS Research Series
                                                               MFS Strategic Income Series
--------------------------------------------------------------------------------------------